Exhibit 5.1

July 18, 2005

MagnaChip Semiconductor S.A.

10, rue de Vianden

L-2680 Luxembourg

MagnaChip Semiconductor Finance Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Guarantors listed on Schedule A

c/o MagnaChip Semiconductor, Ltd.

1 Hyangjeong-dong

Hungduk-gu

Cheongju-si 361-725

Republic of Korea

Re: Form S-4 Registration Statement (Reg. No. 333-126019)

Gentlemen and Ladies:

We have acted as special counsel to MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg (“Luxco”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finco” and, together with Luxco, the “Issuers”), and the guarantors listed on Schedule A hereto (the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-126019) originally filed by the Issuers and the Guarantors on June 21, 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended, (the “Registration Statement”). Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to:

(i)	$300,000,000 aggregate principal amount of the Issuers’ new Floating Rate Second Priority Senior Secured Notes due 2011 (the “New Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Floating Rate Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding Floating Rate Second Priority Senior Secured Notes due 2011 (the “Old Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Floating Rate Second Lien Note Guarantees”);

(ii)

$200,000,000 aggregate principal amount of the Issuers’ new 6 7/8% Second Priority Senior Secured Notes due 2011 (the “New Fixed Rate Second Lien Notes” and, together with the New Floating Rate Second Lien Notes, the “New Second Lien Notes”)

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

Guarantors

July 18, 2005

and the guarantees thereof by the Guarantors (the “New Fixed Rate Second Lien Note Guarantees” and, together with the New Floating Rate Second Lien Note Guarantees, the “New Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding 6 7/8% Second Priority Senior Secured Notes due 2011 (the “Old Fixed Rate Second Lien Notes” and, together with the Old Floating Rate Second Lien Notes, the “Old Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Fixed Rate Second Lien Note Guarantees” and, together with the Old Floating Rate Second Lien Note Guarantees, the “Old Second Lien Note Guarantees”); and

(iii)	$250,000,000 aggregate principal amount of the Issuers’ new 8% Senior Subordinated Notes due 2014 (the “New Subordinated Notes” and, together with the New Second Lien Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New Subordinated Note Guarantees” and, together with the New Second Lien Note Guarantees, the “New Note Guarantees”) registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 8% Senior Subordinated Notes due 2014 (the “Old Subordinated Notes” and, together with the Old Second Lien Notes, the “Old Notes”) and guarantees thereof by the Guarantors (the “Old Subordinated Note Guarantees” and, together with the Old Second Lien Note Guarantees, the “Old Note Guarantees”),

pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among the Issuers, the Guarantors named therein, and UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., incorporated by reference as Exhibits 4.4 and 4.7 to the Registration Statement. The New Second Lien Notes and the New Second Lien Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein, The Bank of New York (the “Trustee”) and U.S. Bank National Association (“U.S. Bank”), incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Second Lien Indenture”). The New Subordinated Notes and the New Subordinated Guarantees are to be issued pursuant to the terms of the Indenture by and among the Issuers, the Guarantors named therein and the Trustee, incorporated by reference as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and, together with the Second Lien Indenture, the “Indentures”). The Indentures are to be qualified under the Trust Indenture Act.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

We have assumed that the Indentures have been duly authorized, executed and delivered by the Trustee and U.S. Bank (as applicable) and constitute the legal, valid and binding agreements of the Trustee and U.S. Bank (as applicable). We also have assumed that (a) Luxco is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite corporate or organizational power and authority to execute,

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

Guarantors

July 18, 2005

deliver and perform its obligations under the New Notes and has duly authorized the execution, delivery and performance of the New Notes; and (b) each of the guarantors listed on Schedule B hereto is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite corporate or organizational power and authority to execute, deliver and perform its obligations under the New Note Guarantees (to the extent it is a party thereto) and has duly authorized the execution, delivery and performance of the New Note Guarantees (to the extent it is a party thereto).

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.	When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by the Issuers and (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2.	When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by the Issuers, (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement and (v) the New Note Guarantees have been duly executed by the Guarantors, the New Note Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States and the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offer, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction (including without limitation the effect of such laws on the enforceability of the New Notes or the New Note Guarantees). Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the British Virgin Islands, California, the Cayman Islands, England, Hong Kong, Japan, Republic of Korea, Luxembourg, The

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

Guarantors

July 18, 2005

Netherlands or Taiwan, we have assumed the correctness of and relied upon, without any independent verification, the opinions being delivered directly to you and filed as exhibits to the Registration Statement of:

(a)	Harney Westwood & Riegels, as to matters governed by the laws of the British Virgin Islands;

(b)	Greenberg Traurig, LLP, as to matters governed by the laws of California;

(c)	Conyers Dill & Pearman, as to matters governed by the laws of the Cayman Islands;

(d)	Dechert, London, England, as to matters governed by the laws of England;

(e)	White & Case LLP, as to matters governed by the laws of Hong Kong;

(f)	Squire, Sanders & Dempsey L.L.P., as to matters governed by the laws of Japan;

(g)	Kim & Chang, as to matters governed by the laws of the Republic of Korea;

(h)	Dechert Luxembourg, Luxembourg, as to matters governed by the laws of Luxembourg;

(i)	NautaDutilh N.V., as to matters governed by The Netherlands; and

(j)	Lee, Tsai & Partners, as to matters governed by the laws of Taiwan.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP

Schedule A

Guarantors	Jurisdiction of Organization
IC Media Holding Company Limited	British Virgin Islands
IC Media Corporation	California
IC Media International Corporation	Cayman Islands
MagnaChip Semiconductor LLC	Delaware
MagnaChip Semiconductor, Inc.	Delaware
MagnaChip Semiconductor SA Holdings LLC	Delaware
MagnaChip Semiconductor Ltd.	England
MagnaChip Semiconductor Ltd.	Hong Kong
MagnaChip Semiconductor Inc.	Japan
ISRON Corporation	Japan
MagnaChip Semiconductor, Ltd.	Republic of Korea
MagnaChip Semiconductor B.V.	The Netherlands
MagnaChip Semiconductor Ltd.	Taiwan
IC Media Technology Corporation	Taiwan
IC Media International Corporation, Taiwan Branch	Taiwan

Schedule B

Guarantors	Jurisdiction of Organization
IC Media Holding Company Limited	British Virgin Islands
IC Media Corporation	California
IC Media International Corporation	Cayman Islands
MagnaChip Semiconductor Ltd.	England
MagnaChip Semiconductor Ltd.	Hong Kong
MagnaChip Semiconductor Inc.	Japan
ISRON Corporation	Japan
MagnaChip Semiconductor, Ltd.	Republic of Korea
MagnaChip Semiconductor B.V.	The Netherlands
MagnaChip Semiconductor Ltd.	Taiwan
IC Media Technology Corporation	Taiwan
IC Media International Corporation, Taiwan Branch	Taiwan